Exhibit 4.1

SPECIMEN ORDINARY SHARE CERTIFICATE

NUMBER [●] C-______________		SHARES

AUROUS RESOURCES
INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

ORDINARY SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP [●]

THIS CERTIFIES THAT [          ] is the registered holder of [          ] ordinary fully paid shares, par value $0.0001 each per share (each, an “Ordinary Share”) in the capital of Aurous Resources, a Cayman Islands exempted company (the “Company”), subject to the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time (the “Amended and Restated Memorandum and Articles of Association”), and transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the facsimile signatures of its duly authorized officers.

Authorized signatory	Transfer Agent
Name:	Name:
Title:	Title:
Date:	Date:

Aurous Resources

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Ordinary Shares evidenced thereby are issued and shall be held subject to all the provisions of the Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time, and resolutions of the Board of Directors providing for the issue of Ordinary Shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT	–		Custodian
					(Cust)		(Minor)
TEN ENT	–	as tenants by the entireties
under Uniform Gifts to Minors Act
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

For value received, [          ] hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(ES))

Shares represented by the within Certificate, and hereby irrevocably constitutes and appoints [          ] Attorney to transfer the said ordinary shares on the books of the within named Company with full power of substitution in the premises.

Dated:

	NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).

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